UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 13, 2026

Date of Report (Date of earliest event reported)

Advanced Biomed Inc.

(Exact name of Company as specified in its charter)

Nevada	001-42548	87-2177170
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

No. 689-85 Xiaodong Road, Yongkang District

Tainan City, Taiwan

(Address of principal executive offices)

886-6-3121716

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVB	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2026, Advanced Biomed Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with Jie Wang (the “Lender”), pursuant to which the Lender lent to the Company a principal amount of Six Hundred Thousand United States Dollars (US$600,000) (the “Loan”).

The Loan bears interest at an annual rate of ten percent (10%) per annum, accruing from the date the Loan proceeds are disbursed to the Company (the “Disbursement Date”). The term of the Loan is six (6) months from the Disbursement Date (the “Maturity Date”). Upon the mutual written agreement of the parties, the term may be extended for six (6) additional months.

On or before the Maturity Date, the Company is required to repay the full principal amount of US$ 600,000, together with all accrued and unpaid interest. The Company may prepay the Loan, in whole or in part, at any time without penalty or premium, with any partial prepayment applied first to accrued interest and then to outstanding principal.

The Loan is unsecured. The Loan Agreement is governed by the laws of the State of New York, and any disputes arising thereunder shall be resolved in the courts of the State of New York.

The Company plans to use the proceeds from the Loan for operation.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
10.1	Loan Agreement, dated April 13, 2026, between Advanced Biomed Inc. and Jie Wang.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Biomed Inc.

Date: April 14, 2026	By:	/s/ Yi Lu
Yi Lu
Chief Executive Officer

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